CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in ARI Network Services, Inc.'s Registration Statement Nos. 333-52176, 333-110104, 333-156380, and 333-171491 and 333-193232 on Form S-8, Registration Statement No. 333-195379 on Form S-3 and Registration Statement No. 333-188093 on Form S-1, of our report dated December 8, 2014 (which report expresses an unmodified opinion, related to the financial statements of Tire Company Solution, LLC as of July 31, 2014 and 2013 and for the years ended July 31, 2014 and 2013.)

/s/ LATTIMORE BLACK MORGAN & CAIN, PC

Brentwood, Tennessee

December 12, 2014